Exhibit 10.2

FLUENT, INC.
RESTRICTED STOCK UNIT AWARD GRANT NOTICE
(Equity Participation Plan)

As a key leader in our business, you are in a position to have significant influence on the performance and success of Fluent, Inc. (the “Company”). I am pleased to inform you that, in recognition of the role you play in our collective success, you have been granted a Restricted Stock Unit Award. This award is subject to the terms and conditions of the Fluent, Inc. Equity Participation Plan, this Grant Notice, and the following Restricted Stock Unit Agreement. The details of this award are indicated below.

Participant:	[___]
Date of Grant:	[___]
Number of Restricted Stock Units:	[___]
Time Versus Performance Vesting Proportions:	[___]
Time-Based Vesting Conditions:	[___]
Performance-Based Vesting Conditions:	[___]
Vesting Commencement Date:	[___]
Delivery Dates:	Vesting Date

Fluent, Inc., a Delaware corporation

________________________

By: [___]

Its:  [___]

Acknowledged and Agreed as of ____ day of ______, ______.

Name: ____________________________________

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (together with the above grant notice (the “Grant Notice”), this “Agreement”) is made and entered into as of the date set forth on the Grant Notice by and between the Company and the individual (the “Participant”) set forth on the Grant Notice.

WHEREAS, pursuant to the Fluent, Inc. Equity Participation Plan (the “Plan”), the Board has determined that it is to the advantage and best interest of the Company to grant to the Participant this award of Restricted Stock Units (the “Restricted Stock Units”) as set forth in the Grant Notice and subject to the terms and provisions of the Plan, which is incorporated herein by reference, and this Agreement (the “Award”).

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Participant and the Company hereby agree as follows:

1.

Acceptance of Agreement.  Participant has reviewed all of the provisions of the Plan, the Grant Notice and this Restricted Stock Unit Award Agreement. By accepting this Award, Participant agrees that this Award is granted under and governed by the terms and conditions of the Plan (including, without limitation, Section 18 thereof), the Grant Notice and this Restricted Stock Unit Award Agreement, and the applicable provisions contained in a written employment agreement (if any) between the Company or an Affiliate and the Participant. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board on questions relating to the Plan, the Grant Notice, this Agreement and, solely in so far as they relate to this Award, the applicable provisions contained in a written employment agreement (if any) between the Company or an Affiliate and the Participant. If Participant signs this Agreement and Grant Notice electronically, Participant’s electronic signature of this Agreement shall have the same validity and effect as a signature affixed by hand.

2.

Grant of Award.  The Restricted Stock Units granted hereunder pursuant to the Plan shall be subject to the terms and provisions of the Plan, and all capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan. For purposes of this Agreement, “Termination” shall mean the termination of the employment or provision of services of the Participant with the Company and all Affiliates thereof (including because of the Participant’s employer ceasing to be an Affiliate of the Company); and “Termination Date” shall mean the date of the Termination. For purposes of this Agreement, Termination will not occur when Participant goes on a military leave, a sick leave or another bona fide leave of absence that was approved by the Company in writing if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable laws. Notwithstanding the foregoing, an approved leave of absence for six months or less, which does not in fact exceed six months, will not result in Termination for purposes of this Agreement. However, Termination will occur when approved leave described in this Section 2 ends, unless Participant immediately returns to active work. Except as provided in Section 10 of the Plan, Participant shall not be entitled to receive dividends declared with respect to the number of shares of Common Stock indexed to Restricted Stock Units.

3.	[Vesting][1].
3.1

Subject to the provisions of the Plan and Section 3.2 of this Agreement, and except as otherwise provided in a written employment agreement between the Company or an Affiliate and the Participant (if any), the Restricted Stock Units shall vest in installments as described in the Grant Notice (each applicable vesting date, a “Vesting Date”), subject to the Participant not experiencing a Termination prior to each applicable Vesting Date.

3.2

[If the Participant experiences a Termination for any reason other than due to death or Disability following the first anniversary of the Date of Grant, but prior to an applicable Vesting Date, as of the Termination Date, the Participant shall forfeit any unvested Restricted Stock Units. If the Participant experiences a Termination due to death or Disability following the first anniversary of the Date of Grant, but prior to an applicable Vesting Date, all then-unvested Restricted Stock Units which could by their terms otherwise become vested during the 90-day period following such Termination will remain outstanding for 90 days (and all other Restricted Stock Units will become forfeited on the date of such Termination). Any such unvested Restricted Stock Units which do not become vested during such 90-day period will be forfeited upon expiration of such 90-day period.][2]

4.

Transfer and Settlement of Restricted Stock Units.  The Restricted Stock Units issued under this Agreement may not be sold, transferred or otherwise disposed of and may not be pledged or otherwise hypothecated (each, a “Transfer”). The applicable portion of this Award (to the extent vested) shall be settled by the Company by the payment in cash of an amount equal to the Fair Market Value of the indexed Common Stock with respect to such vested Restricted Stock Units (less applicable withholdings) as soon as reasonably practical after (but no later than 60 days after) the Delivery Dates, as indicated in the Grant Notice, to the Participant (or if applicable, the beneficiaries of the Participant).

5.	General.
5.1	Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware.

5.2

Community Property. Without prejudice to the actual rights of the spouses as between each other, for all purposes of this Agreement, the Participant shall be treated as agent and attorney-in-fact for that interest held or claimed by his or her spouse with respect to this Award and the parties hereto shall act in all matters as if the Participant was the sole owner of this Award. This appointment is coupled with an interest and is irrevocable.

5.3

No Employment Rights. Nothing contained herein shall be construed as an agreement by the Company or any of its subsidiaries, express or implied, to employ the Participant or contract for the Participant’s services, to restrict the Company’s or such subsidiary’s right to discharge the Participant or cease contracting for the Participant’s services or to modify, extend or otherwise affect in any manner whatsoever the terms of any employment agreement or contract for services which may exist between the Participant and the Company or any Affiliate.

5.4

Application to Other Stock. In the event any capital stock of the Company or any other corporation shall be distributed on, with respect to or in exchange for shares of Common Stock indexed to Restricted Stock Units as a stock dividend, stock split, reclassification, recapitalization or similar transaction in connection with any merger or reorganization or otherwise, all restrictions, rights and obligations set forth in this Agreement shall apply with respect to such other capital stock to the same extent as they are, or would have been applicable, to the shares of Common Stock indexed to Restricted Stock Units on or with respect to which such other capital stock was distributed, and references to “Company” in respect of such distributed stock shall be deemed to refer to the company to which such distributed stock relates.

5.5	No Third-Party Benefits. Except as otherwise expressly provided in this Agreement, none of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third-party beneficiary.

5.6	Successors and Assigns. Except as provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns.

5;7

No Assignment. Except as otherwise provided in this Agreement, the Participant may not assign any of his or her rights under this Agreement without the prior written consent of the Company, which consent may be withheld in its sole discretion. The Company shall be permitted to assign its rights or obligations under this Agreement so long as such assignee agrees to perform all of the Company’s obligations hereunder.

5.8

Severability. The validity, legality or enforceability of the remainder of this Agreement shall not be affected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect.

5.9

Equitable Relief. The Participant acknowledges that, in the event of a threatened or actual breach of any of the provisions of this Agreement, damages alone will be an inadequate remedy, and such breach will cause the Company great, immediate and irreparable injury and damage. Accordingly, the Participant agrees that the Company shall be entitled to injunctive and other equitable relief, and that such relief shall be in addition to, and not in lieu of, any remedies it may have at law or under this Agreement.

5.10

Jurisdiction. Any suit, action or proceeding with respect to this Agreement or any judgment entered into by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of Delaware, and the Company and the Participant hereby submit to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. The Participant and the Company hereby irrevocably waive (i) any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware and (ii) any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.

5.11

Taxes. By agreeing to this Agreement, the Participant represents that he or she has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement and that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Company shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from the amounts payable hereunder or from other compensation payable to the Participant the minimum amount of any sums required by federal, state or local tax law to be withheld (or other such sums that that will not cause adverse accounting consequences for the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable governmental entity) with respect to the Restricted Stock Unit Award.

5.12

Section 409A Compliance.  The intent of the parties is that payments and benefits under this Agreement comply with Section 409A of Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted and be administered to be in compliance therewith.  Notwithstanding anything contained herein to the contrary, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have separated from service with the Company for purposes of this Agreement and no payment shall be due to the Participant under this Agreement on account of a separation from service until the Participant would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code.  Any payments described in this Agreement that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise.  Notwithstanding anything to the contrary in this Agreement, to the extent that any amounts are payable upon a separation from service and such payment would result in accelerated taxation and/or tax penalties under Section 409A of the Code, such payment, under this Agreement or any other agreement of the Company, shall be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier).  The Company makes no representation that any or all of the payments described in this Agreement will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment.  If it is determined that the terms of this Agreement have been structured in a manner that would result in adverse tax treatment under Section 409A of the Code, the parties agree to cooperate in taking all reasonable measures to restructure the arrangement to minimize or avoid such adverse tax treatment without materially impairing Participant’s economic rights. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

5.13

Headings. The section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend or interpret the scope of this Agreement or of any particular section.

5.14

Number and Gender. Throughout this Agreement, as the context may require, (a) the masculine gender includes the feminine and the neuter gender includes the masculine and the feminine; (b) the singular tense and number includes the plural, and the plural tense and number includes the singular; (c) the past tense includes the present, and the present tense includes the past; (d) references to parties, sections, paragraphs and exhibits mean the parties, sections, paragraphs and exhibits of and to this Agreement; and (e) periods of days, weeks or months mean calendar days, weeks or months.

5.15

Electronic Delivery and Disclosure. The Company may, in its sole discretion, decide to deliver or disclose, as applicable, any documents related to this Award granted under the Plan, future awards that may be granted under the Plan, the prospectus related to the Plan, the Company’s annual reports or proxy statements by electronic means or to request Participant’s consent to participate in the Plan by electronic means, including, but not limited to, the Securities and Exchange Commission’s Electronic Data Gathering, Analysis, and Retrieval system or any successor system (“EDGAR”). Participant hereby consents to receive such documents delivered electronically or to retrieve such documents furnished electronically (including on EDGAR), as applicable, and agrees to participate in the Plan through any online or electronic system established and maintained by the Company or another third party designated by the Company.

5.16

Data Privacy. Participant agrees that all of Participant’s information that is described or referenced in this Agreement and the Plan may be used by the Company, its affiliates and the designated broker and its affiliates to administer and manage Participant’s participation in the Plan.

5.17

Acknowledgments of Participant. Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, fully understands all provisions of the Plan and this Agreement and, by accepting the Grant Notice, acknowledges and agrees to all of the provisions of the Plan (including, without limitation, Section 18 thereof) and this Agreement.

5.18

Complete Agreement. The Grant Notice, this  Agreement, the Plan and applicable provisions (if any) contained in a written employment agreement between the Company or an Affiliate and the Participant constitute the parties’ entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof.

5.19

Waiver of Jury Trial. TO THE EXTENT EITHER PARTY INITIATES LITIGATION INVOLVING THIS AGREEMENT OR ANY ASPECT OF THE RELATIONSHIP BETWEEN US (EVEN IF OTHER PARTIES OR OTHER CLAIMS ARE INCLUDED IN SUCH LITIGATION), ALL OF THE PARTIES WAIVE THEIR RIGHT TO A TRIAL BY JURY. THIS WAIVER WILL APPLY TO ALL CAUSES OF ACTION THAT ARE OR MIGHT BE INCLUDED IN SUCH ACTION, INCLUDING CLAIMS RELATED TO THE ENFORCEMENT OR INTERPRETATION OF THIS AGREEMENT, ALLEGATIONS OF STATE OR FEDERAL STATUTORY VIOLATIONS, FRAUD, MISREPRESENTATION, OR SIMILAR CAUSES OF ACTION, AND IN CONNECTION WITH ANY LEGAL ACTION INITIATED FOR THE RECOVERY OF DAMAGES BETWEEN OR AMONG US OR BETWEEN OR AMONG ANY OF OUR OWNERS, AFFILIATES, OFFICERS, EMPLOYEES OR AGENTS.

5.20

Waiver. The Participant acknowledges that a waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant.

5.21	Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

5.22

Amendments and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended, altered or terminated at any time or from time to time by the Board, but no amendment, alteration or termination shall be made that would materially impair the rights of a Participant under this Restricted Stock Unit Award Agreement without such Participant’s consent.

[1] NOTE: Vesting/forfeiture provisions to be updated to reflect new time-vesting performance-vesting conditions.

[2] NOTE: To confirm intended impact of termination on RSUs.